Exhibit 99.2
CONSENT OF DIRECTOR NOMINEE
     I hereby consent to being named in the Registration Statement on Form S-11 of Aviv REIT, Inc. (the “Company”), and to serve as a director of the Company.
Dated: September 19, 2008
Signature

/s/ Richard K. Matros

Richard K. Matros